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EXHIBIT 99.1 PRESS RELEASE DATED JULY 21, 2005

FOR IMMEDIATE RELEASE                        FOR MORE INFORMATION:
July 21, 2005                                Bill D. Wright
                                             Chief Financial Officer
                                             (270) 393-0700

        CITIZENS FIRST CORPORATION ANNOUNCES SECOND QUARTER 2005 RESULTS


BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and six months ended June 30, 2005. Mary D. Cohron, President and CEO, reported that the Company's net income on a consolidated basis for the second quarter of 2005 was $504,018, or $0.42 and $0.35 per basic and diluted common share, respectively, compared to net income of $182,749 or $0.21 per basic and diluted common share for the second quarter of 2004. "Citizens First's net income of $504,018 for the second quarter of 2005 is our fourth consecutive record quarter," said Cohron. "Compared to the first quarter of 2005, net income in the second quarter increased by $52,802, or 11.7%." Cohron attributes the strong financial performance to the company's continued focus on growing profitably while maintaining excellent asset quality. Citizens First's staff continues to capitalize on its experience, competency and ability to build customer relationships to position itself to be the preeminent bank in a thriving southern Kentucky economy.

For the six months ended June 30, 2005, the Company reported net income of $955,234, or $0.78 and $0.67 per basic and diluted common share, respectively, compared to net income of $328,357, or $0.37 per basic and diluted common share for the same period in 2004. "The company's performance in the first half of 2005 puts it on track to meet its goals for the year," said Cohron.

Net interest income for the quarter ended June 30, 2005 was $1,897,472, versus $1,425,543 for the same quarter of 2004, an increase of $471,929 or 33.1%. Non-interest income was $361,333 during the first quarter of 2005, compared to $396,141 in the same quarter of 2004, a decrease of ($34,808) or (8.8%). Included in non-interest income for the second quarter of 2005 is income from service charges on deposit accounts of $213,024, compared to $216,465 in the same quarter of 2004, a decrease of ($3,441), or (1.6%). Non-interest expense was $1,409,487 for the second quarter of 2005, versus $1,508,135 for the same period of 2004, a decrease of ($98,648).

For the six months ended June 30, 2005, net interest income was $3,644,183, compared to $2,804,100 for the same period in 2004, an increase of $840,083 or 30.0%. Non-interest income for the first six months of the year totaled $693,229 in 2005, compared to $664,865 for the same period of 2004, an increase of $28,364 or 4.3%. The increase is attributable to the sale of investment securities, with a loss of ($34,368) during the first six months of 2004 compared to no activity during the same period of 2005. A slight decrease in service charges on deposit accounts of ($4,230) in 2005 compared to 2004, to $405,170 from $409,400, was partially offset by an increase in other service charges of $15,652, from $68,337 to $83,989. Non-interest expense during the first half of 2005 was $2,769,378, a decrease of $99,630 or 3.5% from the total of $2,869,008 from the same period of 2004.

Asset quality continued to improve during the second quarter of 2005. Past due loans at June 30, 2005, were equal to 0.50% of total loans, compared to 1.82% of total loans at June 30, 2004, an improvement of 1.32%. Non-performing assets at the end of the second quarter of 2005 totaled $533,141, compared to $1,644,610 at the end of the second quarter of 2004, a decrease of $1,111,469, or 67.6%. "At Citizens First a top priority is asset quality," said Cohron.

Total assets at June 30, 2005 were $179,595,850, up $14,859,994 or 9.0%, from
$164,735,856 at June 30, 2004. Loans increased $18,000,097, or 13.0%, from
$138,553,598 at June 30, 2004 to
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$156,553,695 at June 30, 2005. Stockholders' equity of $19,119,091 equaled 10.6%
of total assets as of June 30, 2005.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company's current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, overall loan demand, increased competition in the financial services industry which could negatively impact the Company's ability to increase total earning assets, and retention of key personnel. Actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, the Company's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.


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CITIZENS FIRST CORPORATION
QUARTERLY CONSOLIDATED STATEMENTS OF OPERATION
(UNAUDITED)
                                                  Financial Highlights
                                                  Quarter     Quarter
                                                   Ended       Ended
                                                6/30/2005    6/30/2004
                                                ---------   ----------
Interest Income ............................   $2,657,246   $2,075,408
Interest Expense                                  759,774      649,865
                                                ----------   ---------
Net Interest Income ........................    1,897,472    1,425,543
Provision for Loan Losses                          85,000       45,000
                                                ----------   ---------
Net Interest Income after Provision ........    1,812,472    1,380,543
Non-Interest Income ........................      361,333      396,141
Non-Interest Expenses ......................    1,409,487    1,508,135
                                                ----------   ---------
Income before Taxes ........................      764,318      268,549
Income Tax Provision .......................      260,300       85,800
                                               ----------   ----------
Net Income .................................   $  504,018   $  182,749
                                               ==========   ==========
Preferred Dividends ........................      129,611            0
                                               ----------   ----------
Net Income Available for Common Shareholders   $  374,407   $  182,749
                                               ==========   ==========
Basic Net Income Per Common Share ..........   $     0.42   $     0.21
Diluted Net Income Per Common Share ........   $     0.35   $     0.21



                                               Six Months    Six Months
                                                 Ended         Ended
                                               6/30/2005     6/30/2004
                                               ---------     ---------

Interest Income ............................   $5,070,017   $4,137,739
Interest Expense                                1,425,834    1,333,639
                                               ----------   ----------
Net Interest Income ........................    3,644,183    2,804,100
Provision for Loan Losses                         120,000      120,000
                                               ----------   ----------
Net Interest Income after Provision ........    3,524,183    2,684,100
Non-Interest Income ........................      693,229      664,865
Non-Interest Expenses ......................    2,769,378    2,869,008
                                               ----------   ----------
Income before Taxes ........................    1,448,034      479,957
Income Tax Provision .......................      492,800      151,600
                                               ----------   ----------
Net Income .................................   $  955,234   $  328,357
                                               ==========   ==========
Preferred Dividends ........................      257,798            0
                                               ----------   ----------
Net Income Available for Common Shareholders   $  697,436   $  328,357
                                               ==========   ==========
Basic Net Income Per Common Share ..........   $     0.78   $     0.37
Diluted Net Income Per Common Share ........   $     0.67   $     0.37

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Consolidated Balance Sheets
(Unaudited)                                    As of        As of
                                              6/30/2005    6/30/2004
                                              (in 000's)  (in 000's)
                                              ---------    ---------
ASSETS
Cash and cash equivalents ................   $   4,855    $   8,384
Investment securities ....................      12,657       12,860
FHLB stock ...............................         599          571
Mortgage loans held for sale .............         492          269
Loans ....................................     156,554      138,554
Allowance for loan losses ................      (1,891)      (1,998)
Other assets .............................       6,330        6,096
                                             ---------    ---------
     Total Assets ........................   $ 179,596    $ 164,736
                                             =========    =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts ..........   $  70,592    $  70,418
Time deposits ............................      70,035       63,061
                                             ---------    ---------
    TOTAL DEPOSITS .......................     140,627      133,479
FHLB borrowings ..........................      14,000       13,000
Federal funds purchased and Securities
 sold under agreements to repurchase .....       4,830        4,734
Other borrowings .........................           0        3,000
Other Liabilities ........................       1,020          742
                                             ---------    ---------
    Total Liabilities ....................     160,477      154,955
    Stockholders' Equity .................      19,119        9,781
                                             ---------    ---------
Total Liabilities and Stockholders' Equity   $ 179,596    $ 164,736
                                             =========    =========

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